UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2008

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Commerce Square, 21st Floor, 2005 Market Street, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-564-5900

101 California Street, Suite 1350, San Francisco, California 94111
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Dimitri Papatheoharis

On January 4, 2008, we entered into an employment agreement, effective as of January 1, 2008, with Dimitri Papatheoharis, who serves as our senior vice president and chief investment officer. A summary of the principal terms of our employment agreement with Mr. Papatheoharis are as follows:

• Mr. Papatheoharis will receive an annual base salary $300,000, plus a minimum annual bonus of not less than $300,000 for 2008 and not less than $125,000 for subsequent years.
• Mr. Papatheoharis will receive annual restricted stock awards as may be fixed in the discretion of our board of directors based upon our performance and the contribution of Mr. Papatheoharis to that performance. Each award will vest over three years at the rate of one-third each year on the anniversary date of each award and will vest in full upon a change of control or his termination by us without cause or by him for good reason, as those terms are defined in the employment agreement.
• The term of our employment agreement with Mr. Papatheoharis is two years, and the term automatically extends every day by one day so that the employment term is two years at all times, unless Mr. Papatheoharis or we notify the other of the termination of the automatic extensions.
• In the event that we terminate the employment of Mr. Paptheoharis without cause or Mr. Papatheoharis terminates his employment with us for good reason, as those terms are defined in the employment agreement, he is entitled to payment of his base salary and minimum annual cash bonus for the remaining term of his employment agreement.

We have included a copy of Mr. Papatheoharis' employment agreement as an exhibit to this Form 8-K Report, and such agreement is incorporated herein by reference.

Amended and Restated Employment Agreement with S. Trezevant Moore, Jr.

On January 4, 2008, we entered into an amended and restated employment agreement, effective January 1, 2008, with S. Trezevant Moore, Jr., our president and chief executive officer, to provide that we, rather than our subsidiary Proserpine, LLC, are the employer under the agreement and to provide his current annual salary at the rate of $700,000. No other substantive changes were made to Mr. Moore's employment agreement from the October 22, 2007 employment agreement previously reported. We have included a copy of Mr. Moore's amended and restated employment agreement as an exhibit to this Form 8-K Report, and such agreement is incorporated herein by reference.

Item 8.01 Other Events.

As previously reported, Christopher J. Zyda resigned as our senior vice president and chief executive officer effective December 31, 2007. Mr. Zyda did not receive any severance compensation from us in connection with his resignation.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Exhibit Description

10.1 Employment Agreement dated as of January 1, 2008 between Luminent Mortgage Capital, Inc. and Mr. Papatheoharis.

10.2 Amended and Restated Employment Agreement dated as of January 1, 2008 between Luminent Mortgage Capital, Inc. and S. Trezevant Moore, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

January 9, 2008	By:	/s/ Karen Chang

Name: Karen Chang
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated as of January 1, 2008 between Luminent Mortgage Capital, Inc. and Mr Papatheoharis
10.2	Amended and Restated Employment Agreement dated as of January 1, 2008 between Luminent Mortgage Capital, Inc. and S. Trezevant Moore, Jr.